Levy & Boonshoft, P.C.
ATTORNEYS AT LAW
477 Madison Avenue
New York, New York 10022
(212) 751-1414
Facsimile: (212) 751-6943

July 11, 2007

Board of Directors
Positron Corporation
1304 Langham Creek Drive
Suite 300
Houston, Texas  77084

Re:  Registration Statement on Form S-8

Gentlemen:

You have requested our opinion in connection with the registration of Form S-8 by Positron Corporation, a Texas corporation (the “Company”), in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares of common stock par value $.001 per share (the “Shares”) which may be issued upon the exercise of options granted under the Company's 2007 Stock Option Plan (the “Plan”) to be filed with the Securities and Exchange Commission (the "Commission").

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of such instruments, certificates, records and other documents as we have deemed relevant, necessary or appropriate under the circumstances, for the purpose of rendering this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents, of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies.  As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral statements and representatives of public officials, officers, directors and other representatives of the Company.

In this capacity, we have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (ii) upon (a) the issuance of the Shares in accordance with the terms of the Plan under which the right to acquire the Shares is granted and (b) the payment of the consideration therefor pursuant to the terms of such Plan, the Shares will be validly issued, fully paid and nonassessable.

Board of Directors – Positron Corporation
July 11, 2007

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.           Our opinions set forth herein are limited to the effect of the Texas Business Corporation Act and to the facts as they presently exist. Although we are not admitted to practice in the State of Texas, we are familiar with the Texas Business Corporation Act and have made such investigation thereof as we deemed necessary or desirable for the purpose of rendering the opinion contained herein. We assume no obligation either to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement our opinions in respect of any circumstances or events that occur subsequent to the date hereof.

B.           Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

C.           We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) contained in either the Plan or elsewhere, (ii) the rights of any person, or any duties owing to such person, with respect to matters relating to the Plan that are broadly or vaguely stated or do not describe the right of duty with reasonable specificity, or (iii) any provision in the Plan or elsewhere relating to indemnification, exculpation or contribution with respect to matters relating to the Plan.

This opinion may be filed as an exhibit to the Registration Statement.  Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in or incorporated by reference to the Registration Statement.  Except as herein stated, this opinion letter may not be relied upon by you for any other purpose, or be relied upon by, or furnished to, any other person firm or corporation without our prior written consent.  In giving this consent, we do not admit we are included in the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Levy & Boonshoft, P.C. LEVY & BOONSHOFT, P.C.